Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Offering Circular on Form 1-A of VirTra, Inc. (the “Company”) of our report dated March 31, 2016, with respect to the Company’s financial statements as of December 31, 2015 and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Semple, Marchal & Cooper, LLP
Semple, Marchal & Cooper, LLP
Phoenix, Arizona
September 8, 2017